Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 1, 2012, on the financial statements and internal control over financial reporting of Femcare Group Ltd, which reports appear in the annual report on Form 10-K/A of Utah Medical Products, Inc. for the year ended December 31, 2011.

/s/ The Norton Practice

THE NORTON PRACTICE
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

6 September, 2012